UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2007

Republic Property Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32699	20-3241867
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13861 Sunrise Valley Drive, Suite 410, Herndon, Virginia		20171
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 880-2900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

With respect to the Construction Loan Agreement that was entered into, the information disclosed below under "Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" is incorporated by reference into this item.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K on January 24, 2007, Republic 20th Street LLC, a wholly owned subsidiary of Republic Property Limited Partnership, Republic Property Trust’s operating partnership (collectively "Republic"), entered into a Purchase and Sale Agreement (the "Purchase Agreement") with 1129 20th Street NY Owner LLC (the "Seller") to acquire the fee interest in 1129 20th Street, N.W., Washington, D.C. (the "Property"). On February 16, 2007, Republic completed the acquisition of the Property for $61.75 million, exclusive of acquisition-related transaction costs. There are no material relationships between Republic and the Seller. The Purchase and Sale Agreement was previously filed as Exhibit 10.1 to the Current Report dated January 18, 2007 with the Securities and Exchange Commission on January 24, 2007.

The Property is a Class B office building located in the Central Business District of Washington, D.C. and totals approximately 127,000 net rentable square feet. In connection with the sale of the building, the Seller has transferred complete architectural and engineering plans to totally reposition the building by, among other things, constructing a new glass façade and a two-story vertical expansion. Republic estimates that the development and construction costs will equal approximately $32 million, excluding loan interest expense. When completed, the building will be redeveloped into a 10-story Class A office building consisting of approximately 171,000 net rentable square feet.

Republic funded the acquisition purchase price through a construction loan with KeyBank N.A. For a description of this mortgage loan, see "2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant." On February 20, 2007, we repaid approximately $30.5 million of the construction loan using funds drawn from Republic’s revolving credit facility with KeyBank N.A., a copy of which was previously filed as Exhibit 10.5 to Form 10-Q for the quarterly period ended March 31, 2006 with the Securities and Exchange Commission on May 12, 2006. Following the acquisition of the Property, Republic may approach the limit of a number of covenants under its credit facility. For example, Republic’s leverage ratio at December 31, 2006, after adjusting for the acquisition of the Property, was 67.2%. Republic’s credit facility restricts its leverage ratio to no more than 70%. Further, at December 31, 2006, after adjusting for the acquisition of the Property, Republic had approximately $17.1 million of capacity available to be drawn under its credit facility. Republic expects its leverage ratio and other covenants, together with the amount of available capacity to be drawn, to improve as it leases the vacant space at Presidents Park.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 16, 2007, Republic 20th Street LLC entered into a construction loan with KeyBank N.A. (the "Loan") to pay for the acquisition and development of the Project. The maximum principal amount of the Loan cannot exceed $74 million. On February 16, 2007, Republic borrowed $61.75 million, the acquisition purchase price of the Property. On February 20, 2007, Republic repaid approximately $30.5 million in principal, which amount is available to be reborrowed.

Under its terms, the Loan (i) matures on February 16, 2010, subject to a one-year extension option, (ii) bears interest at a variable rate depending on the percentage of net rentable area subject to qualified leases (the minimum rate is equal to LIBOR plus 1.25%; the maximum rate is LIBOR plus 1.65%), (iii) requires monthly installments of interest only up to and including the maturity date, at which time, Republic must pay the outstanding principal balance, all accrued and unpaid interest and any other amounts due under the Loan, and (iv) may be prepaid, in whole or in part, without prepayment penalty. Until the maturity date, Republic may use loan proceeds to pay all the then accrued interest. Accordingly, interest may accrue and be capitalized into the principal loan balance.

Republic Property Trust and Republic Property Limited Partnership provided a completion and repayment guaranty. Additionally, the Loan is secured by, among other things:

• A perfected first priority lien on the (i) real and personal property at the Property and (ii) any improvements situated on the Property;
• A perfected first priority assignment of all leases and rents at the Property;
• A perfected first priority assignment of all development and management contracts and agreements;
• A perfected first priority assignment of all construction and architecture documents;
• An agreement to indemnify KeyBank with respect to (i) violations of the Employee Retirement Income Security Act of 1974, as amended, and (ii) hazardous substances and environmental laws.

The Loan contains financial covenants consistent with those contained in Republic Property Trust’s credit facility. The Loan also contains customary covenants including, among others, limitations on Republic’s right to (i) grant liens and negative pledges and (ii) merge, consolidate or sell substantially all of its assets.

The Loan also contains customary events of default, with corresponding cure periods, including, without limitation, (i) payment defaults, (ii) a cross-default to Republic Property Trust’s credit facility and (iii) bankruptcy-related defaults.

The foregoing does not purport to be a complete description of the terms of the Loan and is qualified in its entirety by reference to the Construction Loan Agreement, Deed of Trust and Guaranty, copies of which will be filed as exhibits to Republic Property Trust’s Form 10-K for the fiscal year ended December 31, 2006.

From time to time, Republic has had customary commercial banking relationships with KeyBank. Additionally, the Trust has had investment banking relationships with affiliates of KeyBank.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The Trust will file the required financial statements as soon as practicable, but in any case, not later than seventy-one calendar days after the date this Current Report on Form 8-K must be filed with the Securities and Exchange Commission.

(b) Pro Forma Financial Information

The Trust will file the required financial statements as soon as practicable, but in any case, not later than seventy-one calendar days after the date this Current Report on Form 8-K must be filed with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Property Trust

February 23, 2007	By:	/s/ Gary R. Siegel

Name: Gary R. Siegel
Title: Chief Operating Officer and General Counsel